Exhibit 99.1

SECOND AMENDMENT TO JOINT FILING AND SOLICITATION AGREEMENT

This Second Amendment (this “Second Amendment”) is made and entered into as of May 24, 2022 to that certain Joint Filing and Solicitation Agreement, dated March 11, 2022, as amended on April 18, 2022 (the “Agreement”), by and among Velan Capital Partners LP, Velan Capital Holdings LLC, Velan Capital Investment Management LP, Velan Capital Management LLC, Adam Morgan, Balaji Venkataraman, Repertoire Master Fund LP, Repertoire Holdings LLC, Repertoire Partners LP, Repertoire Partners GP LLC, Deepak Sarpangal, Eric J. Ende, R. John Fletcher, Cynthia L. Flowers and Ann MacDougall.

WHEREAS, in connection with Velan Capital Partners LP’s withdrawal of Mr. Fletcher as a nominee for election as a director at the Issuer’s 2022 annual meeting of stockholders, the parties desire to remove Mr. Fletcher as a party to the Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.       Effective immediately, Mr. Fletcher is removed as a party to the Agreement.

2.       This Second Amendment may be executed in one or more facsimile, portable document format (pdf) or original counterparts, all of which shall be deemed to be originals and all of which together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the day and year first above written.

Velan Capital Partners LP

By:	Velan Capital Holdings LLC General Partner

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Capital Holdings LLC

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Capital Investment Management LP

By:	Velan Capital Management LLC General Partner

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Capital Management LLC

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

/s/ Adam Morgan
Adam Morgan Individually and as attorney-in-fact for Eric J. Ende, R. John Fletcher, Cynthia L. Flowers and Ann MacDougall

/s/ Balaji Venkataraman
Balaji Venkataraman

Repertoire Master Fund LP

By:	Repertoire Holdings LLC General Partner

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

Repertoire Holdings LLC

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

Repertoire Partners LP

By:	Repertoire Partners GP LLC General Partner

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

Repertoire Partners GP LLC

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

/s/ Deepak Sarpangal
Deepak Sarpangal